CoinShares Valkyrie Bitcoin Fund 10-Q

Exhibit 32.2

Certification of Principal Financial and Accounting Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Report”) of CoinShares Valkyrie Bitcoin Fund (the “Registrant”) and each of its series, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Charles Cutler, the Principal Financial and Accounting Officer of the Registrant, hereby certify, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 9, 2024	By:	/s/ Charles Butler
	Name:	Charles Butler
	Title:	Principal Financial and Accounting Officer CoinShares Valkyrie Bitcoin Fund